SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 14, 2005

ENVIRONMENTAL POWER CORPORATION

(Exact name of Company as specified in its charter)

Delaware	001-32393	75-3117389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Cate Street, Fourth Floor, Portsmouth, New Hampshire 03801

(Address of principal executive offices, including zip code)

(603) 431-1780

(Company’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

On September 14, 2005, Donald A. (“Andy”) Livingston, an Executive Vice President and member of the Board of Directors of Environmental Power Corporation (the “Registrant”), adopted a pre-arranged trading plan in accordance with Rule 10b5-1 of the Securities and Exchange Act of 1934 (the “Exchange Act”) and the Registrant’s insider trading policy governing transactions in the Registrant’s securities by its directors, executive officers and employees. Mr. Livingston’s plan provides for the sale of up to 80,000 shares of the Company’s common stock between September 16, 2005 and December 30, 2005. Under the terms of the plan, shares will be sold on the open market at prevailing market prices, subject to minimum price thresholds.

The pre-arranged trading plan was adopted in order to allow Mr. Livingston to sell a portion of his shares of the Registrant’s common stock over time as part of his long-term strategy for individual asset diversification and liquidity. Mr. Livingston is required to disclose publicly the transactions under the plan pursuant to Section 16(a) of the Exchange Act through Form 4 filings with the Securities and Exchange Commission.

Rule 10b5-1 promulgated under the Exchange Act allows persons who are not aware of material, non-public information to adopt written, pre-arranged trading plans. Individuals may use these plans to diversify their investment portfolios over time. Mr. Livingston, and other executive officers and directors of the Registrant, may modify or terminate these plans or adopt similar plans in the future. The Registrant does not undertake to report Rule 10b5-1 plans that may be adopted by any of our executive officers or directors in the future, or to report any modifications or termination of any publicly announced plan, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRONMENTAL POWER CORPORATION

By:	/s/ John F. O’Neill
John F. O’Neill
Chief Financial Officer

Dated: September 16, 2005